Exhibit 10.1

FOURTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT
AND BORROWING BASE REDETERMINATION

THIS FOURTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT AND BORROWING BASE REDETERMINATION (this “Amendment”), dated as of June 28, 2013, is by and between NYTIS EXPLORATION COMPANY LLC, a Delaware limited liability company (“Borrower”), and BOKF, NA, a national banking association, dba BANK OF OKLAHOMA (“BOK”).

RECITALS

A.           Borrower and BOK entered into a Credit Agreement dated as of May 31, 2010, as heretofore amended (as so amended, the “Credit Agreement”), in order to set forth the terms upon which BOK would make certain loans and credit extensions to Borrower and by which such loans and credit extensions would be governed and repaid. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.           Borrower and BOK desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement and to evidence a redetermination of the Borrowing Base.

AGREEMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Credit Agreement Amendment. Effective as of the date hereof, the Credit Agreement shall be, and hereby is, amended as follows:

(a)       The following new definitions shall be inserted in proper alphabetical order in Section 1.1 of the Credit Agreement:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means: (a) with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), and (b)with respect to Borrower, any Swap Obligation of another Person if, and to the extent that, all or a portion of the joint and several liability of Borrower with respect to, or the grant by Borrower of a security interest to secure, as applicable, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the applicable or official interpretation of any thereof), by virtue of such Guarantor's (in the case of clause (a) above) or Borrower's (in the case of clause (b) above) failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of such Guarantor, joint and several liability of Borrower, or grant of such security interest by such Guarantor or Borrower, as applicable, becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Obligations for which such guarantee or security interest or joint and several liability, as applicable, is or becomes illegal.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any indebtedness, leases, dividends or other obligations (the “primary obligations”) of any third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds: (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. For the avoidance of doubt, for purposes of determining any “Guarantee Obligations” of any Guarantor pursuant to the Security Documents, the definition of “Specified Swap Agreement” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, if applicable) any Excluded Swap Obligation of such Guarantor.

“Lender” means BOK or any other Person that may hereafter become an additional lender under the terms of this Agreement.

“Oualified ECP Guarantor” means, in respect of any Swap Obligation: (a) any of Borrower or any Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, or (b) such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Swap Agreement” means any Swap Agreement in respect of interest rates, currency exchange rates, commodities, weather, power or emissions entered into by Borrower or any Guarantor and BOK or any Person that is a Lender or an affiliate of a Lender at the time such Swap Agreement is entered into (or, in respect of any Swap Agreement entered into prior to June 1, 2013, any Person that was a Lender or any affiliate of a Lender on June 1, 2013, which has been designated as a “Specified Swap Agreement” by such Lender and Borrower or such Guarantor, by notice to BOK not later than 15 days after the later of: (1) July 25, 2013, and (2) the execution and delivery by Borrower or such Guarantor of such Swap Agreement (or such later date agreed by BOK and Borrower, but in no event more than 30 days after such later date referred to above); provided that for purposes of determining any Guarantee Obligations of any Guarantor pursuant to the Security Documents, the definition of “Specified Swap Agreement” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, if applicable) any Excluded Swap Obligation of such Guarantor.

“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section la(47) of the Commodity Exchange Act, including any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Borrower or any of its Affiliates shall be a “Swap Agreement”.

“Swap Obligations” means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent, and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under: (a) any and all Swap Agreements, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any Swap Agreement transaction.

(b)      By substituting “May 31, 2017” for “May 31, 2014” in line 2 of the definition of “Maturity Date (Hedging)” in Section 1.1 on page 9 of the Credit Agreement and in line 2 of the definition of “Maturity Date (Revolving)” in Section 1.1 on page 9 of the Credit Agreement.

(c)      By substituting “$9,500,000” for “$8,000,000” in line 1 of the definition of “Maximum Hedging Amount” in Section 1.1 on page 9 of the Credit Agreement.

(d)      By substituting the following for Section 2.3(c)(1) on page 14 of the Credit Agreement:

(1)   Except as otherwise provided in (4) below, interest on each LIBOR Tranche shall accrue: (A) for all LIBOR Tranches that are outstanding as of the close of business on July 25, 2013, at a fixed annual rate equal to the greater of: (i) LIBOR (Adjusted) with respect to such LIBOR Tranche plus the LIBOR Spread, or (ii) four and one-half percent per annum, and (B) for all LIBOR Tranches that have Interest Periods commencing after July 25, 2013, at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Tranche plus the LIBOR Spread.

(e)       By substituting the following for Section 2.3(c)(2) on page 14 of the Credit Agreement:

(2)    Except as otherwise provided in (4) below, interest on the Alternate Base Rate Portion shall accrue: (A) during the time period from April 1, 2013 through July 31, 2013, at a fluctuating annual rate equal to the greater of: (i) the Alternate Base Rate plus the Alternate Base Rate Spread, or (ii) four and one-half percent per annum, and (B) for all times after July 31, 2013, at a fluctuating annual rate equal to the Alternate Base Rate plus the Alternate Base Rate Spread.

(f)       The following new Section 6.1(n) shall be inserted immediately after Section 6.1(m) on page 35 of the Credit Agreement:

(n)       Swap Agreements. Borrower has taken or caused to be taken, and from and after the date hereof, Borrower will promptly take or cause to be taken, such actions as will make the following statements true and correct in all respects:

(1)        The rate, asset, liability or other notional item underlying any Specified Swap Agreement regarding an interest or monetary rate, or foreign exchange swap, entered into or executed in connection with this Agreement is, or is directly related to, a financial term hereof;

(2)        The aggregate notional amount of all Swap Agreements entered into or executed by Borrower in connection with the financial terms of this Agreement, whether entered into or executed with Borrower or any other individual or entity, will not at any time exceed the aggregate principal amount outstanding hereunder, as such amounts may be determined or calculated contemporaneously from time to time during and throughout the terms of this Agreement;

(3)        Each Swap Agreement entered into or executed in connection with the financial terms of this Agreement has been or will be entered into no earlier than 90 days before and no later than 180 days after the date of this Agreement or of any transfer of principal hereunder;

(4)        The purpose of any Swap Agreements in respect of any commodity entered into or executed in connection with this Agreement is to hedge commodity price risks incidental to Borrower's business and arising from potential changes in the price of such commodity; and

(5)        Each Swap Agreement entered into or executed in connection with this Agreement mitigates against the risk of repayment hereof and is not for the purpose of speculation.

For purposes of this Section 6.1(n), the term: (i) “financial term” shall include, without limitation, the duration or term of this Agreement, rate of interest, the currency or currencies in which the Loans are made and the principal amount thereof, and (ii) “transfer of principal” means any draw of principal under this Agreement or any amendment, restructuring, extension or other modification of this Agreement.

2.         Borrowing Base Redetermination. As of the date hereof, BOK shall be deemed to have redetermined the Borrowing Base pursuant to Section 2.9 of the Credit Agreement (which redetermination shall be in lieu of the regularly-scheduled May 1, 2013 Borrowing Base redetermination), resulting in the Borrowing Base remaining at $20,000,000, to be effective until the ensuing Borrowing Base redetermination pursuant to Section 2.9 of the Credit Agreement shall have become effective.

3.         Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

4.         Certification by Borrower. Borrower hereby certifies to BOK that, as of the date of this Amendment, after giving effect to the amendments to the Credit Agreement set forth in this Amendment: (a) all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrower has performed and complied with all agreements and conditions required to be performed or complied with by Borrower under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement or any other Loan Document.

5.         Conditions Precedent. The obligations of the parties under this Amendment are subject, at the option of BOK, to the prior satisfaction of the condition that Borrower shall have delivered to BOK the following (all documents to be satisfactory in form and substance to BOK and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than BOK):

(1)           This Amendment.

(2)           A fee in the amount of $60,000, payable in connection with the extension of the Maturity Date (Hedging) and the Maturity Date (Revolving) being made pursuant to the terms hereof.

(3)           Any and all other loan documents required by BOK, including without limitation such new Security Documents and amendments to existing Security Documents as may be required by BOK.

6.             Continuation of the Credit Agreement. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect.

7.             Expenses. Borrower shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for BOK and any and all filing and recording expenses.

8.             Release. In consideration of the amendments contained herein, Borrower and Guarantors hereby waive and release BOK from any and all claims and defenses, known or unknown, existing or accruing on or prior to the date of this Amendment, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

9.             Ratification and Affirmation. Each of Borrower and each Guarantor hereby acknowledges the terms of this Amendment and ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

10.           Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the date first above written.

NYTIS EXPLORATION COMPANY LLC By: Nytis Exploration (USA) Inc., Manager

By:	/s/ Kevin D. Struzeski
Kevin D. Struzeski,
Treasurer

BOKF, NA dba BANK OF OKLAHOMA

By:	/s/ Thomas M. Foncannon
Thomas M. Foncannon,
Senior Vice President

EACH OF THE UNDERSIGNED, AS A GUARANTOR, CONSENTS TO THE PROVISIONS OF THE FOREGOING FOURTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT AND BORROWING BASE REDETERMINATION:

NYTIS EXPLORATION (USA) INC.

By:	/s/ Kevin D. Struzeski
Kevin D. Struzeski, Treasurer

CARBON NATURAL GAS COMPANY

By:	/s/ Kevin D. Struzeski
Kevin D. Struzeski, Treasurer